U.S. Bank | Confidential 1 U.S. Bancorp 3Q24 Earnings Conference Call October 16, 2024

U.S. Bancorp 2 Forward-looking Statements and Additional Information The following information appears in accordance with the Private Securities Litigation Reform Act of 1995: This presentation contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. These forward-looking statements cover, among other things, future economic conditions and the anticipated future revenue, expenses, financial condition, asset quality, capital and liquidity levels, plans, prospects and operations of U.S. Bancorp. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “projects,” “forecasts,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those set forth in forward-looking statements, including the following risks and uncertainties: deterioration in general business and economic conditions or turbulence in domestic or global financial markets, which could adversely affect U.S. Bancorp’s revenues and the values of its assets and liabilities, reduce the availability of funding to certain financial institutions, lead to a tightening of credit, and increase stock price volatility; turmoil and volatility in the financial services industry, including failures or rumors of failures of other depository institutions, which could affect the ability of depository institutions, including U.S. Bank National Association, to attract and retain depositors, and could affect the ability of financial services providers, including U.S. Bancorp, to borrow or raise capital; increases in Federal Deposit Insurance Corporation (FDIC) assessments due to bank failures; actions taken by governmental agencies to stabilize the financial system and the effectiveness of such actions; uncertainty regarding the content, timing, and impact of changes to regulatory capital, liquidity and resolution-related requirements applicable to large banking organizations in response to adverse developments affecting the banking sector; changes to statutes, regulations, or regulatory policies or practices, including capital and liquidity requirements, and the enforcement and interpretation of such laws and regulations, and U.S. Bancorp’s ability to address or satisfy those requirements and other requirements or conditions imposed by regulatory entities; changes in interest rates; increases in unemployment rates; deterioration in the credit quality of U.S. Bancorp’s loan portfolios or in the value of the collateral securing those loans; changes in commercial real estate occupancy rates; risks related to originating and selling mortgages, including repurchase and indemnity demands, and related to U.S. Bancorp’s role as a loan servicer; impacts of current, pending or future litigation and governmental proceedings; increased competition from both banks and non-banks; effects of climate change and related physical and transition risks; changes in customer behavior and preferences and the ability to implement technological changes to respond to customer needs and meet competitive demands; breaches in data security; failures or disruptions in or breaches of U.S. Bancorp’s operational, technology or security systems or infrastructure, or those of third parties, including as a result of cybersecurity incidents; failures to safeguard personal information; impacts of pandemics, natural disasters, terrorist activities, civil unrest, international hostilities and geopolitical events; impacts of supply chain disruptions, rising inflation, slower growth or a recession; failure to execute on strategic or operational plans; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; effects of changes in or interpretations of tax laws and regulations; management’s ability to effectively manage credit risk, market risk, operational risk, compliance risk, strategic risk, interest rate risk, liquidity risk and reputation risk; and the risks and uncertainties more fully discussed in the section entitled “Risk Factors” of U.S. Bancorp’s Form 10-K for the year ended December 31, 2023, and subsequent filings with the Securities and Exchange Commission. In addition, factors other than these risks also could adversely affect U.S. Bancorp’s results, and the reader should not consider these risks to be a complete set of all potential risks or uncertainties. Readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date hereof, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events. This presentation includes non-GAAP financial measures to describe U.S. Bancorp’s performance. The calculations of these measures are provided in the Appendix. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

U.S. Bancorp 3 3Q24 Highlights ▪ Strong financial performance › Top-line revenue growth supported by strong net interest income and margin expansion ▪ Positive operating leverage › Achieved modest positive operating leverage excluding net securities losses and prior year notable items ▪ Balance sheet management › Improved loan mix, continued fixed-rate asset repricing, and disciplined liability management ▪ Effective risk management › Credit quality trends in line with expectations; Reduced CRE Office exposure ▪ Continued capital accretion › Continued capital build through earnings accretion; 20 basis point linked quarter improvement to CET1 Ratio $1.03 10.5% Earnings per share CET1 Ratio2 Total Net Revenue Return on Tangible Common Equity 1 Taxable-equivalent basis; see appendix for calculation 2 Common equity tier 1 capital to risk-weighted assets, reflecting Basel III standardized with 5 year current expected credit losses (CECL) transition $6.9B 17.9% Net Interest Income1 $4.2B

3Q24 Results Summary

Income Statement

$ in millions, except EPS	Reported 3Q24	Change vs. Adjusted 2Q24[1]	Change vs. Adjusted 3Q23[1]
Net interest income[2]	$4,166	2.8 %	(2.4) %
Noninterest income	2,698	(4.2)	(2.4)
Noninterest expense	4,204	0.4	(1.0)
Net income to Company	1,714	5.7	(1.3)
Diluted EPS	$1.03	5.1	(1.9)

Balance Sheet

$ in billions	Ending balance 3Q24	Avg balance 3Q24	Average Period Balance change vs. 2Q24	Average Period Balance change vs. 3Q23
Total assets	$686.5	$664.6	(0.1) %	0.1 %
Earning assets	626.3	607.2	(0.3)	0.3
Total loans	374.2	374.1	(0.2)	(0.7)
Total deposits	521.1	508.8	(1.0)	(0.7)

Credit Quality

$ in millions	3Q24	Change vs. 2Q24	Change vs. 3Q23
Nonperforming assets	$1,848	(0.2) %	41.1 %
NPA ratio	0.49 %	0 bps	14 bps
Net charge-off ratio	0.60 %	2 bps	16 bps
90+ Day Delinquency	0.20 %	1 bps	5 bps

Capital

	3Q24	Change vs. 2Q24	Change vs. 3Q23
CET1 capital ratio[3]	10.5 %	20 bps	80 bps
Total risk-based capital ratio	14.2 %	20 bps	80 bps
Book value per share	$33.34	4.8 %	12.1 %
Tangible book value per share[1]	$24.71	6.7 %	18.5 %
Earnings returned (millions)[4]	$786		

[1] Non-GAAP; see slide 9 and the appendix for calculations and description of notable items
[2] Taxable-equivalent basis; see appendix for calculation
[3] Common equity tier 1 capital to risk-weighted assets, reflecting Basel III standardized with 5 year CECL transition
[4] Earnings returned (millions) = total common dividends paid and aggregate value of common shares repurchased inclusive of treasury shares repurchased in connection with stock compensation plans

U.S. Bancorp 4

U.S. Bancorp 5 Performance Ratios 1 Non-GAAP; see appendix for calculations and description of notable items 2 Net interest margin on a taxable-equivalent basis 1.04% 0.98% 0.91% 0.97% 1.03% Return on Average Assets Adjusted for notable items 3Q23 2Q24 3Q24 13.7% 12.6% 11.9% 12.4% 12.4% Return on Average Common Equity Adjusted for notable items 3Q23 2Q24 3Q24 21.0% 18.6% 18.4% 18.4% 17.9% Return on Tangible Common Equity Adjusted for notable items 3Q23 2Q24 3Q24 64.4% 61.0% 60.2% 60.4% 60.7% 2.81% 2.67% 2.74% Adjusted Efficiency Ratio Efficiency Ratio Net Interest Margin 3Q23 2Q24 3Q24 Return on Average Assets Return on Average Common Equity Return on Tangible Common Equity1 Efficiency Ratio1 & Net Interest Margin 2 1 1 1 1 1 1 1 1 2

Sustainable Earnings Power

Diversified fee income businesses support our short- and long-term growth objectives

As a % of Total Net Revenue[1,2]


24%
33%
43%

- Payment Services
- Consumer & Business Banking (CBB)
- Wealth, Corporate, Commercial & Institutional Banking (WCIB)


Fee
NII
WCIB
37%
63%
CBB
18%
82%
Payments
60%
40%

Fee income represents 40% of U.S. Bancorp total net revenue[1]

Fee revenue differentiators with national reach

Payment Services fee revenue
Breadth of capabilities, diversified distribution model, proprietary technology platform, payments ecosystem

Trust & Investment Management revenue
Leading market position with sizable distribution, balance sheet, and product advantages

Commercial Products revenue
FICM focused; full suite of products and technology to support debt underwriting, FX, derivatives and loan syndications

U.S. Bancorp

[1] YTD taxable-equivalent basis
[2] Business line revenue percentages exclude Treasury and Corporate Support; Non-GAAP; see appendix for reconciliation

6

U.S. Bancorp 7 $512 $503 $503 $514 $509 3Q23 4Q23 1Q24 2Q24 3Q24 Balance Sheet Summary Effective balance sheet management; Improved earning asset yields Total Average Deposits Highlights Total Average Loans $377 $373 $371 $375 $374 6.02% 6.13% 6.20% 6.19% 6.25% Average Balance Avg Yield % 3Q23 4Q23 1Q24 2Q24 3Q24 Investment Portfolio End of Period Balances $ in billions 1 Balances exclude unrealized gains (losses) ▪ Stabilizing deposit dynamics with emphasis on pricing discipline; Total noninterest bearing mix stable at ~16%. ▪ Continued focus on capital-efficient growth as earning assets benefit from favorable mix and fixed asset repricing. ▪ Investment portfolio strategy focused on opportunisitcally rebalancing the portfolio while reducing AOCI exposure. $162 $161 $162 $168 $167 2.87% 2.97% 2.96% 3.15% 3.20% Ending Balance Avg Yield % 3Q23 4Q23 1Q24 2Q24 3Q24 1

U.S. Bancorp 8 Amount ($B) Reserve (%) Commercial $2.2 1.6% Commercial Real Estate 1.6 3.1% Residential Mortgage 0.8 0.7% Credit Card 2.5 8.8% Other Retail 0.8 1.9% Total $7.9 2.1% Change vs. 3Q24 2Q24 3Q23 Non-performing Assets Balance $1,848 $(4) $538 NPAs/Period-end Loans plus OREO 0.49% 0 bps 14 bps Ne Net Charge-offs NCOs $564 $26 $144 NCOs/Avg Loans 0.60% 2 bps 16 bps Provision for Credit Losses Trending $ in millions, unless specified Credit Quality Stabilizing macro economic environment amid continued stress in CRE Office Net Charge-offs and Nonperforming Assets Highlights Allowance for Credit Losses by Loan Category, 3Q24 ▪ $7M reserve release aligns with loan balance levels; Allowance to loan coverage reflects portfolio mix. ▪ CRE Office segment is appropriately reserved at 10.8%. ▪ Proactively managed credit risk across the portfolio. $515 $512 $553 $568 $557 $420 $463 $488 $538 $95 $49 $65 $30 NCOs Reserve Build (Release) Allowance for Credit Losses/ Period-end Loans 3Q23 4Q23 1Q24 2Q24 3Q24 11 2.08% 2.10% 2.11% 2.11% 2.12% $564 ($7)

3Q24 Earnings Summary – Detail

$ in millions, except EPS	3Q24	2Q24	3Q23	Reported % Change vs 2Q24	Reported % Change vs 3Q23	Notable Items[2] 3Q24	Notable Items[2] 2Q24	Notable Items[2] 3Q23	Excluding Notable Items[2] % Change vs 2Q24	Excluding Notable Items[2] % Change vs 3Q23
Net Interest Income	$4,135	$4,023	$4,236	2.8 %	(2.4) %	$—	$—	$—	2.8 %	(2.4) %
Taxable-equivalent Adjustment	31	29	32	6.9	(3.1)	—	—	—	6.9	(3.1)
Net Interest Income (taxable-equivalent basis)	4,166	4,052	4,268	2.8	(2.4)	—	—	—	2.8	(2.4)
Noninterest Income	2,698	2,815	2,764	(4.2)	(2.4)	—	—	—	(4.2)	(2.4)
Net Revenue	**6,864**	**6,867**	**7,032**	**—**	**(2.4)**	**—**	**—**	**—**	**—**	**(2.4)**
Noninterest Expense	4,204	4,214	4,530	(0.2)	(7.2)	—	26	284	0.4	(1.0)
Operating Income	**2,660**	**2,653**	**2,502**	**0.3**	**6.3**	**—**	**(26)**	**(284)**	**(0.7)**	**(4.5)**
Provision for credit losses	557	568	515	(1.9)	8.2	—	—	—	(1.9)	8.2
Income Before Taxes	**2,103**	**2,085**	**1,987**	**0.9**	**5.8**	**—**	**(26)**	**(284)**	**(0.4)**	**(7.4)**
Applicable Income Taxes	381	474	463	(19.6)	(17.7)	—	(7)	(71)	(20.8)	(28.7)
Net Income	**1,722**	**1,611**	**1,524**	**6.9**	**13.0**	**—**	**(19)**	**(213)**	**5.6**	**(0.9)**
Noncontrolling Interests	(8)	(8)	(1)	—	nm	—	—	—	—	nm
Net Income to Company	**1,714**	**1,603**	**1,523**	**6.9**	**12.5**	**—**	**(19)**	**(213)**	**5.7**	**(1.3)**
Preferred Dividends/Other	113	85	111	32.9	1.8	—	—	(1)	32.9	0.9
Net Income to Common	**$1,601**	**$1,518**	**$1,412**	**5.5 %**	**13.4 %**	**$—**	**($19)**	**($212)**	**4.2 %**	**(1.4) %**
Net Interest Margin[1]	2.74%	2.67%	2.81%	7 bps	(7) bps	—%	—%	—%	7 bps	(7) bps
Efficiency Ratio[2]	60.2%	61.0%	64.4%	(84) bps	(422) bps	—%	.3%	4.0%	(47) bps	(18) bps
Diluted EPS	$1.03	$.97	$.91	6.2 %	13.2 %	$.00	$(.01)	$(.14)	5.1 %	(1.9) %

U.S. Bancorp

[1] Taxable-equivalent basis
[2] Non-GAAP; see appendix for calculations and description of notable items

9

U.S. Bancorp 10 ▪ Year-over-year performance impacted by deposit mix and pricing, partially offset by higher rates on earning assets and improved balance sheet composition. ▪ Linked quarter increase in net interest income due to earnings assets mix and continued discipline on funding costs. $ in millions 1 Non-GAAP; see appendix for calculations 3Q24 2Q24 3Q23 Loans $5,862 $5,761 $5,700 Loans held for sale 45 41 42 Investment securities 1,316 1,294 1,152 Other interest income 863 889 860 Total interest income $8,086 $7,985 $7,754 Deposits $3,004 $3,028 $2,580 Short-term borrowings 284 296 450 Long-term debt 663 638 488 Total interest expense $3,951 $3,962 $3,518 Net interest income $4,135 $4,023 $4,236 Taxable-equivalent adjustment 31 29 32 Net interest income, on a taxable-equivalent basis1 $4,166 $4,052 $4,268 Net interest margin (taxable-equivalent basis) 2.74% 2.67% 2.81 % Net Interest Income (taxable-equivalent basis)1 +2.8% Linked Quarter -2.4% Year-Over-Year Net Interest Income

U.S. Bancorp 11 ▪ Year-over-year decrease in noninterest income primarily due to net securities losses and lower service charges, partially offset by higher revenue across core fees businesses. ▪ On a linked quarter basis, noninterest income decreased due to lower mortgage banking revenue and service charges and higher net losses on securities sales, partially offset by higher commercial products revenue and trust and investment management fees. $ in millions Payments = card, corporate payment products and merchant processing 3Q24 2Q24 3Q23 Payments $1,069 $1,077 $1,037 Trust and investment management 667 649 627 Service charges 302 322 334 Commercial products 397 374 354 Mortgage banking revenue 155 190 144 Investment product fees 84 82 70 Securities gains (losses), net (119) (36) — Other 143 157 198 Noninterest Income $2,698 $2,815 $2,764 Noninterest Income Noninterest Income -4.2% Linked Quarter -2.4% Year-Over-Year

U.S. Bancorp 12 ▪ Year-over-year, adjusted noninterest expense decreased due to lower other noninterest expense, partially offset by higher compensation expense. ▪ On a linked quarter basis, adjusted noninterest expense increased due to higher compensation and technology expense, partially offset by lower other noninterest expense. $ in millions 1 Non-GAAP; see slide 9 and the appendix for calculations and description of notable items 3Q24 2Q24 3Q23 Compensation and benefits $2,637 $2,619 $2,615 Technology and communications 524 509 511 Occupancy and equipment 317 316 313 Professional services 130 116 127 Marketing and business development 165 158 176 All other 431 470 504 Total Noninterest Expense, Adjusted1 $4,204 $4,188 $4,246 Notable Items1 — 26 284 Total Noninterest Expense, Reported $4,204 $4,214 $4,530 Noninterest Expense Reported -0.2% Linked Quarter -7.2% Year-Over-Year Excluding Notable Items1 +0.4% Linked Quarter -1.0% Year-Over-Year

U.S. Bancorp 13 Capital Management 9.7% 9.9% 10.0% 10.3% 10.5% 3Q23 4Q23 1Q24 2Q24 3Q24 Ratios calculated in accordance with transitional regulatory requirements related to the CECL methodology 3rd Quarter Highlights • Strong CET1 capital accretion of 20 bps, net of distributions, reflective of our unique and diversified business mix. • Announced a $5 billion share repurchase program. • Balance of continued capital build with distribution; Modest repurchases expected to begin by early 2025. 7.6% CET1 Ratio Regulatory Minimum Binding Capital Constraint Capital build driven by earnings accretion CET1 Ratio

U.S. Bancorp 14 Guidance – 4Q and FY 2024 1 Taxable-equivalent basis 2 Non-GAAP; see appendix for calculations and descriptions of notable items 3 This compares to prior guidance of $16.8 billion or less 4Q 2024 Guidance Mid-single digit growth vs. FY 2023 of ~$10.8B Net interest income1 FY 2024 Guidance Net interest income1 Total noninterest expense, as adjusted2 Total noninterest income, as adjusted2 $16.8B3 $16.1B to $16.4B Relatively stable vs. Q3 2024 of $4,166M

U.S. Bancorp 15 Appendix

U.S. Bancorp 16 $376.9 $374.7 $374.1 3Q23 2Q24 3Q24 Average Loans -0.2% linked quarter -0.7% year-over-year $ in billions ▪ On a year-over-year basis, the average total loans decline was driven by lower commercial, commercial real estate, and other retail loans, partially offset by higher residential mortgages and credit card loans. ▪ On a linked quarter basis, the average total loans decrease was driven by lower commercial and commercial real estate loans, partially offset by higher residential mortgages and credit card loans. Average % of Average Change vs. 3Q 2024 Balance Total 2Q24 3Q23 Commercial $133 36% (0.9) % (1.2) % Commercial Real Estate 51 14% (1.6) (5.2) Residential Mortgages 118 31% 0.9 2.6 Credit Card 29 8% 2.3 7.9 Other Retail 43 11% (0.7) (7.5) Total Loans $374 (0.2) % (0.7) %

U.S. Bancorp 17 Average Deposits -1.0% linked quarter -0.7% year-over-year $ in billions ▪ On a year-over-year basis, average total deposits decline was driven by lower noninterest-bearing deposits partially offset by higher time deposits and total savings deposits. ▪ On a linked quarter basis, average total deposits fell primarily due to lower interest-bearing wholesale and savings balances that was partially offset by higher time deposits. Noninterest-bearing Interest-bearing 3Q23 2Q24 3Q24 Average Average Change vs. 3Q 2024 Balance 2Q24 3Q23 Noninterest-bearing deposits $81 (3.0) % (17.0) % Money market savings 206 (0.9) 16.5 Interest checking 126 (0.1) (5.2) Savings accounts 37 (5.3) (26.6) Time deposits 59 2.2 7.5 Total interest-bearing deposits $428 (0.6) % 3.1 % Total Deposits $509 (1.0) % (0.7) % $508.8$513.9$512.3

U.S. Bancorp 18 $ in billions 3Q24 2Q24 1Q24 4Q23 3Q23 Total U.S. Bancorp shareholders’ equity $58.9 $56.4 $55.6 $55.3 $53.1 Basel III Standardized Approach 1 Common equity tier 1 capital ratio 10.5% 10.3% 10.0% 9.9% 9.7 % Tier 1 capital ratio 12.2% 11.9% 11.6% 11.5% 11.2 % Total risk-based capital ratio 14.2% 14.0% 13.7% 13.7% 13.4 % Leverage ratio 8.3% 8.1% 8.1% 8.1% 7.9 % Tangible common equity to tangible assets 2 5.7% 5.4% 5.2% 5.3% 5.0 % Tangible common equity to risk-weighted assets 2 8.6% 8.0% 7.8% 7.7% 7.0 % Common equity tier 1 capital to risk-weighted assets, reflecting the full implementation of the current expected credit losses methodology 2 10.5% 10.2% 9.9% 9.7% 9.5% 1 Ratios calculated in accordance with transitional regulatory requirements related to the CECL methodology 2 Non-GAAP; see appendix for calculations Capital Position

Payment Services

Payments Total Net Revenue by Business (3Q24)



11%
24%
65%
Global Merchant Acquiring
Retail Payment Solutions
Corporate Payment Systems

Highlights

- Total card fee revenue (credit/debit/prepaid) improved 3.4% YoY, driven by 4.5% credit card fee growth.
- Merchant processing fee revenue improved 3.0% YoY primarily due to non-travel sales growth.
- Corporate payments fee revenue improved 2.5% YoY primarily due to commercial sales growth.

Historical Linked Quarter Seasonality for Payment Fees Revenue[2]

Segment	1Q	2Q	3Q	4Q
Card[1]	↓	↑	stable	↑
Corporate Payments	stable	↑	↑	↓
Merchant Processing	↓	↑	↑	↓

Tech-led[3] Merchant Processing Fee Revenue Growth



89%
6%
3Q24 vs 3Q23
3Q24 vs 3Q19

Multiyear investments in tech-led[3] resulted in an increase to 34% of merchant processing revenue and growth of 6% YoY for 3Q24, and expected to continue to drive growth

Fee Revenue Growth Rates

Total Card

+3.4% Year-Over-Year › +4.5% Credit only

Merchant Processing

+3.0% Year-Over-Year

Corporate Payments

+2.5% Year-Over-Year

[1] Includes Prepaid Card
[2] Linked quarter change based on trends from 2015 – 2019
[3] Tech-led includes digital, omni-commerce and e-commerce as well as investments in integrated software providers

U.S. Bancorp 19

U.S. Bancorp 20 $134,720 $131,096 $130,767 $134,339 $133,138 0.27% 0.26% 0.36% 0.43% 0.44 % Average Loans NCO% 3Q23 4Q23 1Q24 2Q24 3Q24 Credit Quality – Commercial Key StatisticsAverage Loans ($M) and Net Charge-offs Ratio (2.4)% (2.7)% (0.3)% 2.7% (0.9)% Linked Quarter Growth Key Points ▪ Average loans decreased by 0.9% on a linked quarter basis ▪ Utilization decreased quarter-over-quarter to 24.7% at 3Q24 versus 25.2% at 2Q24 ▪ Non-performing loans ratio increased slightly quarter-over-quarter $ in millions 3Q23 2Q24 3Q24 Average Loans $134,720 $134,339 $133,138 30-89 Delinquencies 0.24% 0.21% 0.25% 90+ Delinquencies 0.05% 0.06% 0.07 % Non-performing Loans 0.19% 0.41% 0.44 % Revolving Line Utilization Trend 1Q 16 3Q 16 1Q 17 3Q 17 1Q 18 3Q 18 1Q 19 3Q 19 1Q 20 3Q 20 1Q 21 3Q 21 1Q 22 3Q 22 1Q 23 3Q 23 1Q 24 3Q 24 15% 20% 25% 30% 35%

U.S. Bancorp 21 Credit Quality – Commercial Real Estate Key Points Average Loans ($M) and Net Charge-offs Ratio Key Statistics Linked Quarter Growth (1.2)% (0.8)% (1.5)% (1.4)% (1.6)% ▪ Average loans decreased by 1.6% on a linked quarter basis ▪ Non-performing loans decreased slightly quarter-over-quarter ▪ NCO rate increased primarily driven by Office segment 1 SFR = Single Family Residential $54,253 $53,825 $53,037 $52,289 $51,454 0.36% 0.52% 0.16% 0.28% 0.54 % Average Loans NCO% 3Q23 4Q23 1Q24 2Q24 3Q24 CRE by Loan Type Mortgage 58% Owner Occupied 20% Construction 22% CRE by Property Class SFR Construction 8% Owner Occupied 20% Multi-Family 35% Office 12% Industrial 10% Other 15% $ in millions 3Q23 2Q24 3Q24 Average Loans $54,253 $52,289 $51,454 30-89 Delinquencies 0.07% 0.04% 0.16% 90+ Delinquencies — % 0.02% 0.02 % Non-performing Loans 1.33% 1.85% 1.83% 1

U.S. Bancorp 22 $114,627 $115,196 $115,639 $116,478 $117,559 -0.01% 0.00% 0.00% -0.01% -0.01 % Average Loans NCO% 3Q23 4Q23 1Q24 2Q24 3Q24 Credit Quality – Residential Mortgage Key Points ▪ Average loans increased slightly on a linked quarter basis ▪ Low losses, delinquencies, and non-peforming loans supported by strong portfolio credit quality and collateral values ▪ Originations continued to reflect high credit quality (weighted average credit score of 770, weighted average LTV of 72%) Linked Quarter Growth Average Loans ($M) and Net Charge-offs Ratio Key Statistics $ in millions 3Q23 2Q24 3Q24 Average Loans $114,627 $116,478 $117,559 30-89 Delinquencies 0.11% 0.12% 0.14% 90+ Delinquencies 0.11% 0.15% 0.15 % Non-performing Loans 0.14% 0.13% 0.13% (2.5)% 0.5% 0.4% 0.7% 0.9% Residential Mortgage Delinquencies ($M) 30-89 days past due 90+ days past due 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 $— $187 $374

U.S. Bancorp 23 $26,883 $27,753 $27,942 $28,349 $28,994 3.25% 3.65% 4.26% 4.47% 4.10 % Average Loans NCO% 3Q23 4Q23 1Q24 2Q24 3Q24 Credit Quality – Credit Card Key Points ▪ Average loans increased by 2.3% on a linked quarter basis ▪ Net charge-off rate decreased to 4.10% ▪ Delinquency rates reflect normal seasonal patterns Average Loans ($M) and Net Charge-offs Ratio Key Statistics 3.2% 3.2% 0.7% 1.5% 2.3% Linked Quarter Growth $ in millions 3Q23 2Q24 3Q24 Average Loans $26,883 $28,349 $28,994 30-89 Delinquencies 1.35% 1.34% 1.47% 90+ Delinquencies 1.17% 1.30% 1.36 % Non-performing Loans — % — % — % Credit Card Delinquencies ($M) 30-89 days past due 90+ days past due 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 $— $200 $400 $600 $800

U.S. Bancorp 24 Credit Quality – Other Retail Key Points ▪ Average loans decreased by 0.7% on a linked quarter basis ▪ Net charge-offs and non-performing loans remain stable Average Loans ($M) and Net Charge-offs Ratio Key Statistics Linked Quarter Growth (11.0)% (3.0)% (2.9)% (1.0)% (0.7)% $46,394 $44,986 $43,685 $43,230 $42,925 0.53% 0.47% 0.51% 0.45% 0.47 % Average Loans NCO% 3Q23 4Q23 1Q24 2Q24 3Q24 Auto Loans 18% Installment 33% Home Equity 31% Retail Leasing 10% Revolving Credit 8% $ in millions 3Q23 2Q24 3Q24 Average Loans $46,394 $43,230 $42,925 30-89 Delinquencies 0.56% 0.54% 0.52% 90+ Delinquencies 0.13% 0.14% 0.14 % Non-performing Loans 0.28% 0.33% 0.34%

U.S. Bancorp 25 Non-GAAP Financial Measures (1), (2) – see last page in appendix for corresponding notes Three Months Ended (Dollars in Millions, Unaudited) September 30, 2024 June 30, 2024 September 30, 2023 Net interest income $ 4,135 $ 4,023 $ 4,236 Taxable-equivalent adjustment (1) 31 29 32 Net interest income, on a taxable-equivalent basis 4,166 4,052 4,268 Net interest income, on a taxable-equivalent basis (as calculated above) 4,166 4,052 4,268 Noninterest income 2,698 2,815 2,764 Less: Securities gains (losses), net (119) (36) — Total net revenue, excluding net securities gains (losses) (a) 6,983 6,903 7,032 Noninterest expense (b) 4,204 4,214 4,530 Efficiency ratio (b)/(a) 60.2% 61.0% 64.4 % Total net revenue, excluding net securities gains (losses) (as calculated above) (c) $ 6,903 $ 7,032 Noninterest expense 4,214 4,530 Less: Notable items (2) 26 284 Noninterest expense, excluding notable items (d) 4,188 4,246 Efficiency ratio, excluding notable items (d)/(c) 60.7% 60.4 % Net income attributable to U.S. Bancorp $ 1,603 $ 1,523 Less: Notable items (2) (19) (213) Net income attributable to U.S. Bancorp, excluding notable items 1,622 1,736 Annualized net income attributable to U.S. Bancorp, excluding notable items (e) 6,524 6,887 Average assets (f) 665,504 663,999 Return on average assets, excluding notable items (e)/(f) 0.98% 1.04 % Net income applicable to U.S. Bancorp common shareholders $ 1,518 $ 1,412 Less: Notable items, including the impact of earnings allocated to participating stock awards (2) (19) (212) Net income applicable to U.S. Bancorp common shareholders, excluding notable items 1,537 1,624 Annualized net income applicable to U.S. Bancorp common shareholders, excluding notable items (g) 6,182 6,443 Average common equity (h) 49,221 47,009 Return on average common equity, excluding notable items (g)/(h) 12.6% 13.7 % Net income applicable to U.S. Bancorp common shareholders, excluding notable items (as calculated above) (i) $ 1,537 $ 1,624 Average diluted common shares outstanding (j) 1,561 1,549 Diluted earnings per common share, excluding notable items (i)/(j) $ 0.98 $ 1.05

U.S. Bancorp 26 Three Months Ended (Dollars in Millions, Unaudited) September 30, 2024 June 30, 2024 September 30, 2023 Net income applicable to U.S. Bancorp common shareholders $ 1,601 $ 1,518 $ 1,412 Intangibles amortization (net-of-tax) 112 113 127 Net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization 1,713 1,631 1,539 Annualized net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization (a) 6,815 6,560 6,106 Average total equity 58,744 56,492 54,283 Average preferred stock (6,808) (6,808) (6,808) Average noncontrolling interests (461) (463) (466) Average goodwill (net of deferred tax liability) (3) (11,494) (11,457) (11,493) Average intangible assets (net of deferred tax liability), other than mortgage servicing rights (1,981) (2,087) (2,418) Average tangible common equity (b) 38,000 35,677 33,098 Return on tangible common equity (a)/(b) 17.9% 18.4% 18.4 % Net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization (as calculated above) $ 1,631 $ 1,539 Less: Notable items, including the impact of earnings allocated to participating stock awards (2) (19) (212) Net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization and notable items 1,650 1,751 Annualized net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization and notable items (c) 6,636 6,947 Average tangible common equity (as calculated above) (d) 35,677 33,098 Return on tangible common equity, excluding notable items (c)/(d) 18.6% 21.0% (2), (3) – see last page in appendix for corresponding notes Non-GAAP Financial Measures

Non-GAAP Financial Measures

(Dollars and Shares in Millions Except Per Share Data, Unaudited)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Total equity	$ 59,321	$ 56,885	$ 56,033	$ 55,771	$ 53,578
Preferred stock	(6,808)	(6,808)	(6,808)	(6,808)	(6,808)
Noncontrolling interest	(462)	(465)	(465)	(465)	(465)
Goodwill (net of deferred tax liability) (3)	(11,540)	(11,449)	(11,459)	(11,480)	(11,470)
Intangible assets (net of deferred tax liability), other than mortgage servicing rights	(1,944)	(2,047)	(2,158)	(2,278)	(2,370)
Tangible common equity (a)	38,567	36,116	35,143	34,740	32,465
Common equity tier 1 capital, determined in accordance with transitional regulatory capital requirements related to the current expected credit losses methodology implementation	47,164	46,239	45,239	44,947	44,655
Adjustments (4)	(433)	(433)	(433)	(866)	(867)
Common equity tier 1 capital, reflecting the full implementation of the current expected credit losses methodology (b)	46,731	45,806	44,806	44,081	43,788
Total assets	686,469	680,058	683,606	663,491	668,039
Goodwill (net of deferred tax liability) (3)	(11,540)	(11,449)	(11,459)	(11,480)	(11,470)
Intangible assets (net of deferred tax liability), other than mortgage servicing rights	(1,944)	(2,047)	(2,158)	(2,278)	(2,370)
Tangible assets (c)	672,985	666,562	669,989	649,733	654,199
Risk-weighted assets, determined in accordance with transitional regulatory capital requirements related to the current expected credit losses methodology implementation (d)	447,476 *	449,111	452,831	453,390	462,250
Adjustments (5)	(368) *	(368)	(368)	(736)	(736)
Risk-weighted assets, reflecting the full implementation of the current expected credit losses methodology (e)	447,108 *	448,743	452,463	452,654	461,514
Common shares outstanding (f)	1,561	1,560	1,560	1,558	1,557
Ratios					
Tangible common equity to tangible assets (a)/(c)	5.7%	5.4%	5.2%	5.3%	5.0%
Tangible common equity to risk-weighted assets (a)/(d)	8.6	8.0	7.8	7.7	7.0
Common tier 1 capital to risk-weighted assets, reflecting the full implementation of the current expected credit losses methodology (b)/(e)	10.5	10.2	9.9	9.7	9.5
Tangible book value per common share (a)/(f)	$ 24.71	$ 23.15	$ 22.53	$ 22.30	$ 20.85

U.S. Bancorp

(3), (4), (5) – see last page in appendix for corresponding notes
*Preliminary data. Subject to change prior to filings with applicable regulatory agencies.

27

U.S. Bancorp 28 Non-GAAP Financial Measures (2) – see last page in appendix for corresponding notes Year Ended (Dollars in Millions, Unaudited) December 31, 2023 Total noninterest income $ 10,617 Less: Notable items (2) (140) Total noninterest income, as adjusted 10,757

U.S. Bancorp 29 Non-GAAP Financial Measures ($ in millions) Nine Months Ended September 30, 2024 Line of Business Financial Performance Net Revenue Wealth, Corporate, Commercial and Institutional Banking $ 9,098 Consumer and Business Banking 6,976 Payment Services 5,248 Treasury and Corporate Support (876) Total Company 20,446 Less Treasury and Corporate Support (876) Total Company excluding Treasury and Corporate Support $ 21,322 Percent of Total Company Wealth, Corporate, Commercial and Institutional Banking 44 % Consumer and Business Banking 34 % Payment Services 26 % Treasury and Corporate Support (4) % Total Company 100 % Percent of Total Company excluding Treasury and Corporate Support Wealth, Corporate, Commercial and Institutional Banking 43 % Consumer and Business Banking 33 % Payment Services 24 % Total Company excluding Treasury and Corporate Support 100%

U.S. Bancorp 30 Notes 1. Based on a federal income tax rate of 21 percent for those assets and liabilities whose income or expense is not included for federal income tax purposes. 2. Notable items for the three months ended June 30, 2024 included a $26 million ($19 million net-of-tax) charge for the increase in FDIC special assessment. Notable items of $265 million ($199 million net-of-tax) for three months ended March 31, 2024 included $155 million of merger and integration-related charges and a $110 million charge for the increase in the FDIC special assessment. Notable items for three months ended September 30, 2023 included $284 million ($213 million net-of-tax) of merger and integration- related charges. Notable items for the year-ended December 31, 2023 of $2.2 billion ($1.6 billion net-of-tax, including a $70 million discrete tax benefit) included $(140) million of noninterest income related to investment securities balance sheet repositioning and capital management actions, $1.0 billion of merger and integration-related charges, $734 million of FDIC special assessment charges, a $110 million charitable contribution and $243 million of provision for credit losses related to balance sheet repositioning and capital management actions. 3. Includes goodwill related to certain investments in unconsolidated financial institutions per prescribed regulatory requirements. 4. Includes the estimated increase in the allowance for credit losses related to the adoption of the current expected credit losses methodology net of deferred taxes. 5. Includes the impact of the estimated increase in the allowance for credit losses related to the adoption of the current expected credit losses methodology.

U.S. Bancorp 31